UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    May 4, 2006
The Lamson & Sessions Co.

(Exact name of registrant as specified in its charter)

Ohio	1-313	34-0349210

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25701 Science Park Drive, Cleveland, Ohio	44122-7313

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code    (216) 464-3400

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 28, 2006, the shareholders of The Lamson & Sessions Co. (the “Company”) approved the Company’s 1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (the “Amended and Restated 1998 Plan”) at the Company’s Annual Meeting of Shareholders.
Under the Amended and Restated 1998 Plan, the Governance, Nominating and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) is authorized to make the following types of awards to officers (including officers who are members of the Board) and other key employees of the Company or any of its subsidiaries: option rights, free-standing and tandem appreciation rights, restricted shares, deferred shares, performance shares and performance units. The Committee is also authorized to grant the following types of awards to non-employee directors of the Company: option rights, restricted shares and deferred shares. Subject to adjustment as provided by the Amended and Restated 1998 Plan, a total of 3,220,000 (650,000 of which were added by the 2006 amendment and restatement) of the Company’s common shares, without par value, are available for issuance under the Amended and Restated 1998 Plan. The principal reason for amending and restating the plan was to add the 650,000 shares. In addition, certain limits on awards have been changed and the Amended and Restated 1998 Plan eliminates the automatic annual award of Option rights and instead provides more flexibility for awards to non-employee Directors.
The foregoing is a summary of the Amended and Restated 1998 Plan and not a complete discussion thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amended and Restated 1998 Plan, which is attached as Appendix A to the Company’s Proxy Statement filed with the Commission on April 3, 2006.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit

10.1	1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (incorporated by reference to Appendix A to the Company’s Proxy Statement filed on April 3, 2006).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LAMSON & SESSIONS CO.

By:	/s/ James J. Abel

	Name:	James J. Abel
	Title:	Executive Vice President, Secretary, Treasurer and Chief Financial Officer
Dated: May 4, 2006

INDEX TO EXHIBITS

Number	Exhibit

10.1	1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (incorporated by reference to Appendix A to the Company’s Proxy Statement filed on April 3, 2006).

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